EXHIBIT 23.2


CONSENT OF LEVINE, ZEIDMAN & DAITCH, P.C.


3Com Corporation

We consent to the incorporation by reference in 3Com Corporation Registration Statements Nos. 2-92053, 33-2171, 33-17848, 33-
33803, 33-33807, 33-39323, 33-36911, 33-45176, 33-45231, 33-
45233, 33-56952, 33-58708 and 33-72158 on Form S-8 of our report dated February 24, 1992 relating to the financial statement of Star-Tek, Inc. for the year ended December 31, 1991 appearing in this Annual Report on Form 10-K of 3Com Corporation for the year ended May 31, 1993.



LEVINE, ZEIDMAN & DAITCH, P.C.

Wellesley Hills, Massachusetts
August 23, 1994